Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-146874) on Form S-8 of Digital Ally, Inc. of our report dated March 3, 2008 relating to our audit of the financial statements which appear in this Annual Report on Form 10-KSB of Digital Ally, Inc. for the year ended December 31, 2007.

March 3, 2008